POWER OF ATTORNEY
For Executing Forms 3, 4 and 5, Form  144 and Schedules  13D and 13G

      The undersigned hereby constitutes and appoints Nathan P. Pekar the undersigned's true and lawful attorney-in-fact to:

       (1) execute for and on behalf of the undersigned (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") and the rules thereunder, (b) Form 144 and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Act and the rules thereunder;

      (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule
13D or 13G (including amendments thereto) and timely file such Forms or Schedules with the Securities and Exchange Commission (the "SEC") and any stock exchange, self-regulatory association or any other authority;

      (3)        take  any  necessary   or  appropriate  action   to  obtain
or  regenerate  codes   and passwords enabling the  undersigned  to make
electronic filings  with  the SEC  of such  Form  or Schedules; and

       (4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in- fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in- fact's discretion.

      The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned  might   or  could   do   if  personally   present,   with  full
power   of  substitution  or revocation,  hereby  ratifying  and confirming that the attorney-in-fact substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, and his substitutes, in serving in such capacity at the request of the undersigned, are
not assuming  (nor is Mid-Con  Energy GP, LLC  or  Mid-Con   Energy  Partners,
LP  assuming) any  of  the  undersigned's  responsibilities to comply  with
Section  16 or Section 13 of the Act.

      The   undersigned   agrees   that  such   attorney-in-fact  may  rely
entirely   on  information furnished orally, electronically or in writing  by the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless Mid-Con Energy GP, LLC, Mid-Con Energy Partners, LP and such attorney-in-fact against any losses, claims, damages
or liabilities (or  actions   in  these  respects)  that  arise  out  of  or
are  based  upon  any  untrue  statements   or omissions of necessary  facts in
the information provided  by the undersigned to Mid-Con Energy GP,  LLC,
Mid-Con   Energy  Partners, LP  or  such  attorney-in-fact for  purposes   of
executing,

acknowledging,  delivering  or  filing  Form  3, 4  or  5,  Form  144  or
Schedule 130 and 13G (including amendments thereto) and agrees to reimburse Mid-Con Energy GP, LLC, Mid-Con Energy Partners, LP and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and Schedules 130 and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by Mid-Con Energy Partners, LP unless earlier revoked by the undersigned in a signed
writing  delivered   to  the  foregoing  attorney-in-fact; provided,  however,
that this Power of Attorney shall automatically terminate with respect to such attorney-in-fact at such time as the attorney-in-fact ceases to be an officer or employee of Mid-Con Energy GP, LLC or any of its affiliates. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

[Signature Page Follows]

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ Sherrv L. Morgan
Name: Sherry L. Morgan

Date: July 14, 2015